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                                                                    Exhibit 10.5

                                LEASE AMENDMENT

          This Lease Amendment (the "Amendment") is made this 31/st/ day of October, 1997, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Landlord") and INTERMETRICS, INC. ("Tenant").

          WHEREAS, Landlord and Tenant entered into a Lease Agreement dated 23 May, 1997 (the "Lease"), under which Tenant leased from Landlord approximately 26,084 rentable square feet of space on the sixth (6th) floor (the "Premises") in the office building located at 1593-1595 Spring Hill Road, Vienna, Virginia 22182 and known as The Concourse (the "Building").

          WHEREAS, the Lease is scheduled to expire on 19 September, 2002; and

          WHEREAS, Landlord and Tenant wish, among other matters, to amend the Lease to provide that Tenant deliver to Landlord a letter of credit, in lieu of a cash security deposit, all on the terms hereinafter contained.

          NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, Landlord and Tenant agree as follows:


          1.   Security Deposit.

               Section 5(b) of the Lease is hereby deleted and the following inserted in lieu thereof:

          (b) Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit in substitution for the cash security deposit, subject to the following terms and conditions. Such letter of credits shall be (i) in form and substance satisfactory to Landlord in its sole discretion; (ii) at all times in the stated face amount of not less than the Security Deposit (as defined in Sections 1(n) and 5 of the Lease), and shall on its face state that multiple or partial draws are permitted and that, within ten
(10) days after any such partial draw, Tenant will cause the amount of the letter of credit to be restored to its full amount and that Tenant's failure to do so shall constitute an Event of Default under the Lease (it being understood that the total security deposit on hand, whether in cash or by letter of credit, shall at all times be not less than the total Security Deposit as so defined);
(iii) issued by a commercial bank acceptable to Landlord from time to time and payable in the Washington, D.C. metropolitan area for the account of Tenant, and its permitted successors and assigns under this Lease; (iv) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building (which transfer/assignment shall be conditioned only upon the execution of
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a reasonable and customary written document in connection therewith), whether or not the original account party of the letter of credit continues to be the tenant under this Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (v) payable at sight upon presentment to a local branch or correspondent of the issuer of a sight draft or certificate stating only that Tenant is in default under this Lease and the amount that Landlord is owned in connection therewith; (vi) of a term not less than one year, not to exceed the Extended Period (as defined below), and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one-year periods, unless the bank notifies Landlord in writing that such bank has elected not to renew the letter of credit at least sixty (60) days prior to the expiration date thereof (which will entitle Landlord to draw on the letter of credit); and (vii) at least thirty (30) days prior to the then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90/th/) day after the expiation of the Lease Term (the "Extended Period"), or (2) replaced with cash in the amount of the Security Deposit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in
Section 20 shall not apply to any of the foregoing requirements of the letter of credit, and, specifically, if any of the aforesaid requirements are not complied with timely, then Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to replace a letter of credit substituting for a cash security deposit with another letter of credit otherwise complying with the terms of this Section. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper rated at least P-2 (or equivalent) by Moody' Investor Services, Inc., or rated at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Services, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to obtain such substitute letter of credit within ten (10) days following Landlords' written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant. In the event the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed to not meet the requirements of this Section, and, within ten (10) days thereof, Tenant shall replace such letter of credit with other collateral acceptable to Landlord in its sole and absolute discretion, and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period. Any failure or refusal of the issuer to honor the letter of credit
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shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit.

          2. Defined Terms. Except as otherwise expressly provided herein, all capitalized defined terms shall have the same meanings as provided in the Lease.

          3. Headings. Headings contained in this Amendment are for convenience only and are not substantive to the provisions of this Amendment.

          4. Lease Terms Ratified. Except as otherwise expressly provided herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties have executed this Amendment by affixing their hands and seals as of the date noted above.

                                         Landlord:

WITNESS/ATTEST:                          THE EQUITABLE LIFE ASSURANCE
                                         SOCIETY OF THE UNITED STATES


/s/                                       By:/s/ Margaret S. Cleary       [SEAL]
-----------------------------                -----------------------------------
                                          Name:  Margaret S. Cleary
                                          Title: Investment Officer


                                          Tenant:

WITNESS/ATTEST:                           INTERMETRICS, INC.

/s/                                       By:/s/ Nicholas A. Pettinella   [SEAL]
-----------------------------                -----------------------------------
                                          Name:  Nicholas A. Pettinella
                                          Title: Senior Vice President & CFO